Exhibit 99.1

Catalent Appoints Matti Masanovich Senior Vice President & Chief Financial Officer

SOMERSET, N.J., June 20, 2023 – Catalent, Inc. (NYSE: CTLT), the leader in enabling the development and supply of better treatments for patients worldwide, today announced that Matti Masanovich has been named Senior Vice President & Chief Financial Officer, effective July 5, 2023.

Prior to joining Catalent, Mr. Masanovich served as Executive Vice President & Chief Financial Officer of Tenneco Automotive until it was acquired by Apollo. Previously he was Chief Financial Officer at Superior Industries International and General Cable Corporation.

“Matti is a proven finance leader whose deep experience growing and driving profitability at publicly traded, complex global manufacturing companies is ideally suited to help Catalent reach its next level of performance, including enhanced profitability and value-creation for shareholders,” said Alessandro Maselli, President and Chief Executive Officer of Catalent. “He brings significant expertise and a highly strategic approach that I am confident will make him an invaluable addition to Catalent’s executive leadership team as we continue to seize opportunities in the CDMO space.”

Earlier in his career, Mr. Masanovich held finance leadership roles of increasing responsibility in a number of companies in the automotive industry, where he demonstrated a strong history of improvement and profitability and operating efficiency. Mr. Masanovich began his career with PricewaterhouseCoopers LLP. He has Bachelor of Commerce, Finance & Accounting and M.B.A. degrees from the University of Windsor and is a Chartered Accountant in Canada.

“Catalent is a dynamic company that operates in a critical, fast-growing sector that has a meaningful impact on helping people live longer, healthier lives. I am impressed with their portfolio of solutions and feel the company has the right capabilities to serve that market, and I am excited to work with Catalent’s talented team to create value for its customers, patients, and shareholders,” said Mr. Masanovich.

Mr. Masanovich will have responsibility for all aspects of Catalent’s global financial operations, including financial planning and analysis, controllership, public reporting and investor relations, capital markets activities, bill payment and collection, tax, and treasury. He will also be a member of Catalent’s executive leadership team, the highest level of company management.

About Catalent

Catalent, Inc. (NYSE: CTLT), an S&P 500® company, is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information www.catalent.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from Catalent’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the year ended June 30, 2022 (as amended), Catalent’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2023, and Catalent’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to Catalent as of the date of this press release, and Catalent assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Contact:

Paul Surdez, Catalent, Inc.

(732) 537-6325

investors@catalent.com

Media Contact:

Chris Halling

+44 (0)7580 041073

media@catalent.com